                                                                EXECUTION COPY


                                  _690,000,000

                                AMAZON.COM, INC.

                 6.875% CONVERTIBLE SUBORDINATED NOTES DUE 2010

                             UNDERWRITING AGREEMENT



                                February 11, 2000
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                                February 11, 2000

Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
Donaldson, Lufkin & Jenrette International

c\o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA

Dear Sirs and Mesdames:

      Amazon.com, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "Underwriters") _690,000,000 principal amount at maturity of its 6.875% Convertible Subordinated Notes due 2010 (the "Securities") to be issued pursuant to the provisions of an Indenture dated as of February 16, 2000 (the "Indenture") between the Company and The Bank of New York as Trustee (the "Trustee"). The Securities will be convertible into shares of common stock of the Company, par value $0.01 per share (the "Underlying Securities").

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (registration no. 333-78797), including a prospectus, relating to certain securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a preliminary prospectus supplement and a final prospectus supplement (with the preliminary prospectus supplement, each a "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

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            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or its counsel, threatened by the Commission.

            (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (d) The Company's material subsidiaries consist of Amazon.com. Holdings, Inc. and Amazon.com LLC. Each such subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as whole; all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned of record directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except to the extent that the failure of such issued shares and capital stock to be so duly and validly authorized and issued,


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fully paid and non-assessable and owned of record directly or indirectly by the
Company would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (e) This Agreement has been duly authorized, executed and delivered by the Company.

            (f) The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

            (g) The authorized capital stock of the Company was, as of the date so indicated, as set forth in the Prospectus under the caption "Capitalization" and conforms as to legal matters to the description thereof contained in the Prospectus.

            (h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

            (i) The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

            (j) The Indenture has been duly authorized and, on the Closing Date, will be duly qualified under the Trust Indenture Act and will be duly executed and delivered by the Company, and be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

            (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not (a) contravene any provision of applicable law or the Company's Restated Certificate of Incorporation or Bylaws, (b) contravene any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.


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            (l) There has not occurred any material adverse change (including, without limitation, a change in management resulting from the resignation or termination of employment of Jeff Bezos), or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

            (m) There are no (A) legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that (i) are required to be described in the Registration Statement or the Prospectus and that are not so described, or (ii) limit the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Prospectus; or (B) statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

            (n) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals, would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (q) The Company and each of its subsidiaries has good and marketable title to all personal property owned by it, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or its subsidiaries, and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases, with such


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exceptions as are not material to the Company and its subsidiaries, taken as a whole, and do not materially or adversely interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

            (r) To the Company's knowledge, each of the Company and its subsidiaries owns or possesses, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, know-how, copyrights, trade secrets and proprietary or other confidential information necessary to operate the business now operated by it. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as disclosed in the Prospectus.

            (s) Each of the Company and its subsidiaries possesses all material consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

            (t) Ernst & Young, who have certified certain financial statements of the Company and each of its subsidiaries and delivered their report with respect to the audited financial statements incorporated by reference in the Prospectus, are independent public accountants within the meaning of such term for purposes of the Securities Act and the applicable rules and regulations thereunder.

            (u) The financial statements of the Company included in (or incorporated by reference in) the Prospectus were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein) and they present fairly the financial condition of the Company as of the dates at which they were prepared and the results of operations of the Company in respect of the periods for which they were prepared.

            (v) The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for (i) any such assessment, fine or penalty that is currently being contested in good faith, (ii) in any case in which the failure so to file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (iii) as described in or contemplated by the Prospectus.


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            (w) Except as disclosed in the Prospectus, the Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and, to the knowledge of the Company, neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for.

            (x) (i) The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations of general applicability thereunder ("ERISA");
(ii) no "reportable event" (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement of Section 4043 of ERISA has not been waived by statute, regulation or otherwise has occurred with respect to any "pension plan" (as defined in Section 3(2) of ERISA) that is covered by Title IV of ERISA for which the Company and its subsidiaries would have any liability; (iii) neither the Company nor any of its subsidiaries has incurred or expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Section 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations of general application thereunder (the "Code");in each case of
(ii) and (iii), such that individually or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (iv) each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for the failure to so qualify or the loss of such qualification that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (y) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any material term, covenant or condition of any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.

            (z) (i) No receiver or liquidator (or similar person) has been appointed in respect of the Company or any of its subsidiaries or in respect of any part of the assets of the Company or any of its subsidiaries; (ii) no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or presented for the winding up of the Company or any of its subsidiaries or for the protection of the Company or any of its subsidiaries from its creditors; and (iii) neither the Company nor any of its subsidiaries has stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent, in each case of (i) through (iii), with respect to the subsidiaries of the Company that are not material, such that it would have a material adverse effect on the Company and its subsidiaries, taken as a whole.


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      2. Agreements to Sell and Purchase. The Company hereby agrees to sell to several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.5% of the principal amount thereof (the "Purchase Price") plus accrued interest, if any, to the Closing Date.

      The Company hereby agrees that, without your prior written consent, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

      The Company and certain of its executive officers and directors have agreed that they will not (a) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise for a 90-day period after the date of the Prospectus Supplement, without the prior written consent of Morgan Stanley & Co. International Limited, except that (i) the Company may, without such consent issue Common Stock (A) upon the exercise of outstanding stock options or warrants or upon the conversion of any other security outstanding on the date of the Prospectus and may grant options to employees, directors and consultants of the Company provided such options are not exercisable during such 90-day period and (B) in connection with acquisitions of businesses or portions thereof, provided the parties receiving Common Stock in any such acquisition agree to be bound by the foregoing restrictions and (ii) certain executive officers and directors of the Company as a group may, with the approval of the Company, sell or otherwise dispose of in the aggregate 600,000 shares of Common Stock without the consent of Morgan Stanley & Co. International Limited.

      3. Terms of Offering. The Company is advised that the Underwriters propose to make an offering of their respective portions of the Underwriters' Securities (including a public offering in the United States) as soon as practicable after this Agreement has been entered into as in their judgment is advisable. The terms of such offering of the Underwriters' Securities are set forth in the Prospectus. The Underwriters shall effect sales of Securities into the United States through their respective US broker-dealer affiliates (the "US Underwriter Affiliates"). The provisions of Sections 1 and 7 of this Agreement shall be for the benefit of the US Underwriter Affiliates as well as the Underwriters.

      4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such


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Securities for the respective accounts of the several Underwriters at 10:00
a.m., New York City time, on February 16, 2000, or at such other time on the same or such other date, not later than February 16, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

      Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date, as the case may be for respective the accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

      5. Conditions to the Underwriter's Obligations. The obligation of the Underwriters to purchase and pay for the Securities on the Closing Date is subject to the following conditions:

            (a)(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                (ii) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

            (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, to the effect set forth in Section 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            (c) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn and Crutcher LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.


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            (d) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

            (e) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than three days prior to the date hereof.

            (f) The "lock-up" agreements, each substantially in the form of Exhibit B, hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities shall be in full force and effect on the Closing Date.

            (g) The Underwriters shall have received such other documents and certificates as are reasonably requested by you or your counsel.

            (h) The Underlying Securities shall have been approved for listing on the Nasdaq National Market.

      6. Covenants of the Company. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants with the Underwriters as follows.

            (a) To furnish to Morgan Stanley & Co. International Limited, on behalf of the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to Morgan Stanley & Co. International Limited, on behalf of the Underwriters in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Morgan Stanley & Co. International Limited may reasonably request.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

            (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to


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be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, after reasonable consultation with counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses Morgan Stanley & Co. International Limited will furnish to the Company) to which Securities may have been sold by Morgan Stanley & Co. International Limited on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

            (e) To make generally available to the Company's security holders and to the Underwriters as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

            (f) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Morgan Stanley & Co. International Limited.

            (g) Use its reasonable efforts to take all actions necessary to have the Notes approved for listing on the Luxembourg Stock Exchange.

            (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the


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Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the qualification of the Securities for offer and sale under state law as provided in Section 6(d) hereof, including filing fees,
(iv) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (vi) any fees charged by the rating agencies for the rating of the Securities, (vii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Securities on the Luxembourg Stock Exchange and the Underlying Securities on the NASDAQ National Market and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

            7. Indemnity and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each Person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus as the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. International Limited, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

            (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriters or any person controlling any Underwriter or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Securities.

      8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. or the Chicago Board of Options Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

      9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters, or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                    Very truly yours,

                                    AMAZON.COM, INC.

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
Acting severally on behalf of
themselves and the several Underwriters
named in Schedule I hereto.

By:  Morgan Stanley & Co. International Limited

By:
     -----------------------------------------
     Name:
     Title:

                                   SCHEDULE I

                                                                PRINCIPAL AMOUNT OF
                                                                  SECURITIES TO BE
               UNDERWRITER                                           PURCHASED
               -----------                                      -------------------
Morgan Stanley & Co. International Limited                          _414,000,000

Credit Suisse First Boston (Europe) Limited                         _138,000,000

Donaldson, Lufkin & Jenrette International                          _138,000,000

                                                                    ------------
Total:.............................                                 _690,000,000
                                                                    ============

                                    EXHIBIT A

                       OPINION OF GIBSON, DUNN & CRUTCHER

                                   EXHIBIT B
               FORM OF LOCK-UP LETTER FOR DIRECTORS AND OFFICERS


                                                              February ___, 2000

Morgan Stanley & Co. International Limited as Lead Manager of the Underwriters

c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA

Dear Sirs and Mesdames:

            The undersigned understands that Morgan Stanley & Co. International Limited ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Amazon.com, Inc., a Delaware corporation (the "Company"), providing for the offering (the "Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of _690,000,000 principal amount of Convertible Subordinated Notes due 2010 of the Company (the "Securities"). The Securities will be convertible into shares of common stock, par value $0.01 per share (including par value) of the Company (the "Common Stock").

            To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Offering (the "Prospectus Supplement"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock* or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering. In addition, the undersigned agrees

--------

* except in the case of Jeff Bezos, Tom Alberg, Richard Dalzell, Mark Britto, Scott Cook and John Risher as agreed between the Company and the Underwriters


                                      B3-1
that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

            Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will be made only pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                        Very truly yours,

                                        ----------------------------------------
                                        Name:

                                        ----------------------------------------
                                        (Address)


                                      B3-2